Exhibit (h)(1)(xiii)

AMENDMENT NO. 11

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 11 to the Mutual Funds Service Agreement dated as of September 29, 2009, between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company (“AXA Equitable”), a New York stock life insurance company (“AXA Equitable” or “Administrator”) (“Amendment No. 11”).

The Trust and AXA Equitable agree to modify and amend the Mutual Funds Service Agreement, dated as of May 1, 2000, as amended by previous Amendment Nos. 1 through 10 (“Agreement”), as follows:

1.	Name Changes: Effective September 11, 2009 the name of the EQ/Focus PLUS Portfolio is changed to EQ/Equity Growth PLUS Portfolio. Effective September 18, 2009 the names of the EQ/AXA Franklin Income Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/AXA Templeton Growth Core Portfolio and EQ/AXA Franklin Templeton Founding Strategy Core Portfolio are changed to EQ/Franklin Core Balanced Portfolio, EQ/Mutual Large Cap Equity Portfolio, EQ/Templeton Global Equity Portfolio and EQ/Franklin Templeton Allocation Portfolio, respectively.

2.	Schedule A. Schedule A to the Agreement, which sets forth the compensation to be paid by the Trust to AXA Equitable for services rendered pursuant to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 11 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 11

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Portfolio(s)	Fee
All Portfolios (except as noted below)

0.12% of the first $3 billion;

0.11% of the next $3 billion;

0.105% of the next $4 billion;

0.10% of the next $20 billion; and

0.0975% thereafter, (based on average daily net assets) plus $30,000 per Portfolio.

All Asset Allocation Portfolio EQ/Franklin Templeton Allocation Portfolio (formerly, EQ/AXA Franklin Templeton Founding Strategy Core Portfolio)	0.15% of the average daily net assets plus $35,000 per Portfolio.

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/Franklin Core Balanced Portfolio (formerly, EQ/AXA
Franklin Income Core Portfolio)

EQ/Global Multi-Sector Equity Portfolio

EQ/Mutual Large Cap Equity Portfolio (formerly, EQ/AXA
Mutual Shares Core Portfolio)

EQ/Templeton Global Equity Portfolio, (formerly, EQ/AXA
Templeton Growth Core Portfolio)

0.15% of each Portfolio’s average daily net assets plus $35,000 for each Portfolio and $35,000 for each allocated portion of a Portfolio.

EQ/Equity Growth PLUS Portfolio (formerly, EQ/Focus
PLUS Portfolio)

EQ/Global Bond PLUS Portfolio

EQ/International Core PLUS Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

(collectively, the “PLUS Portfolios”)

0.15% of each PLUS Portfolio’s average daily net assets, plus $35,000 for each PLUS Portfolio and $35,000 for each allocated portion of a PLUS Portfolio.

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

(collectively, the “Crossings Portfolios”)

0.15% of each Crossings Portfolio’s average daily net assets plus $35,000 per Portfolio.

Portfolio(s)	Fee

AXA Balanced Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

(collectively, the “AXA Strategic Allocation Portfolios”)

0.15% of each AXA Strategic Allocation Portfolio’s average daily net assets plus $35,000 per Portfolio.

AXA Tactical Manager 500 Portfolio-I, II, III

AXA Tactical Manager 2000 Portfolio-I, II, III

AXA Tactical Manager 400 Portfolio-I, II, III

AXA Tactical Manager International Portfolio-I, II, III

(collectively, the “Tactical Manager Portfolios”)

0.15% of the average daily net assets of each Tactical Manager Portfolio’s average daily net assets plus $35,000 per Portfolio, plus $35,000 for each allocated portion of the Portfolio.